INVESTAR®

NASDAQ: ISTR

Financial Information: 2nd Quarter 2022

Confidential

Disclosures and Disclaimers

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words.

Any forward-looking statements contained in this presentation are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

- the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements in the United States caused by the ongoing COVID-19 pandemic, including but not limited to potential continued higher inflation and supply and labor constraints, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on the economy and financial markets, the impact on market participants on which we rely, and actions taken by governmental authorities and other third parties in response to the pandemic;
- business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate, including evolving risks to economic activity and our customers posed by the COVID-19 pandemic and government actions taken to address the impact of COVID-19 or contain it, the potential impact of the termination of various pandemic-related government support programs, and the potential impact of legislation under consideration in Congress, which could increase government programs, spending and taxes;
- our ability to achieve organic loan and deposit growth, and the composition of that growth;
- changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing, including potential continued increases in interest rates in 2022;
- our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations;
- cessation of the one-week and two-month U.S. dollar settings of LIBOR as of December 31, 2021 and announced cessation of the remaining U.S. dollar LIBOR settings after June 30, 2023, and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, hedging products, debt obligations, investments and loans;
- the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;
- our dependence on our management team, and our ability to attract and retain qualified personnel;
- changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;
- inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;
- the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama;
- concentration of credit exposure;
- any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets;

Disclosures and Disclaimers (continued)

- a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity;
- ongoing disruptions in the oil and gas industry due to the significant fluctuations in the price of oil and natural gas;
- data processing system failures and errors;
- cyberattacks and other security breaches; and
- hurricanes, tropical storms, tropical depressions, floods, winter storms, and other adverse weather events, all of which have affected the Company's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism, an outbreak or intensifying of hostilities including the war in Ukraine or other international or domestic calamities, acts of God and other matters beyond our control.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. "Risk Factors" and in the "Special Note Regarding Forward-Looking Statements" in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Investar's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the "SEC").

Our Company

Investar Holding Corp. is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 31 branches and 1 loan production office across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 35 consecutive quarters of dividends paid; 7 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



Note: in July 2022, Investar entered into an agreement to sell the Alice and Victoria branches, which is expected to close in the 1st quarter of 2023

Financial Overview – 2nd Quarter 2022

Highlights

- Recorded quarterly net income of $9.4 million in the 2nd quarter
- Nonaccrual Loans have declined by $16.2M since the 3rd quarter of 2021; incremental resolution to the credit incident in the 3rd quarter of 2021 is expected to continue through 2023
- Repurchased 304,671 shares in the 2nd quarter at an average price of $19.85; 223,773 shares remain authorized under the current stock repurchase plan at June 30, 2022
- Tangible Book Value[1] decreased by $0.87 during the 2nd quarter to $17.54 per share compared to the 1st quarter, primarily due to the effect of rising rates on the bond portfolio

Profitability

- Diluted earnings per share of $0.92 for the 2nd quarter of 2022 compared to $0.97 in the 1st quarter of 2022 and $0.67 in the 4th quarter of 2021
- Recorded quarterly core net income(1) of $6.3 million in the 2nd quarter of 2022 compared to $7.1 million in the 1st quarter of 2022 and $5.8 million in the 4th quarter of 2021
- Pre-tax, pre-provision net income of $12.8 million in the 2nd quarter of 2022 compared to $12.3 million in the 1st quarter of 2022 and $9.2 million in the 4th quarter of 2021

Deposits

- Cost of interest-bearing deposits decreased by one basis point to 0.24% compared to the 1st quarter of 2022 and decreased by 27 basis points compared to the 2nd quarter of 2021
- Noninterest-bearing deposits increased by $1.4 million during the 2nd quarter to $615.8 million compared to the 1st quarter, representing 29.85% of total deposits

2nd Quarter Results

Balance Sheet *(in thousands)*	
Assets	$2,590,607
Net Loans	$1,894,441
Deposits	$2,062,670
Equity	$219,369
Holding Company Capital	
TCE / TA[1]	6.90%
Leverage Ratio	8.57%
Common Equity Tier 1 Ratio	9.73%
Tier 1 Ratio	10.17%
Total Risk Weighted Ratio	13.28%
Profitability *(2nd quarter)*	
Net Interest Margin	3.70%
ROAA	1.48%
ROAE	16.40%
Net Income	$9,404
Pre-Tax, Pre-Provision Income[1]	$12,804
Per Share Information	
Tangible Book Value[1]	$17.54
Earnings (Diluted)	$0.92
Dividends	$0.09

[1] *Non-GAAP financial measure; please see appendix for additional details*

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since the Share Exchange. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



Christopher L. Hufft, Executive VP and Chief Financial Officer

Mr. Hufft joined the Bank in February 2014 as its Chief Accounting Officer. In October 2015, he assumed the role of Chief Financial Officer of the Company and the Bank. Prior to joining the Bank, Mr. Hufft served as the Vice President of Accounting at Amedisys, Inc., a publicly-traded home health and hospice company, from 2005 to February 2014. Mr. Hufft, a licensed certified public accountant, also spent seven years in public accounting, serving both public and privately-held clients in the banking, healthcare and manufacturing sectors.



Jeffrey W. Martin, Executive VP and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 28 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value



Tangible Book Value Per Share[1]
2.4%
TBV / Share
5.2%
TBV / Share (Ex. AOCI)
GROWTH CAGR[(2)] 2016 – 2022Q2
TBV per Share[1] ($)
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$15.42
$15.71
$16.06
$16.22
$17.13
$17.46
$18.79
$18.62
$19.89
$19.72
$19.20
$19.08
$17.54
$20.80
2016
2017
2018
2019
2020
2021
2022Q2
TBV/Share
TBV/Share (excl. AOCI)

[1] Non-GAAP financial measure; please see appendix for additional details

[2] Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2016 and ending June 30, 2022

Source: S&P Capital iQ Pro

Recent Earnings Performance


Net Income ($000)
$5,688
$(9,984)
$6,936
$10,103
$9,404
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2


Earnings Per Share (Diluted)
$0.53
$(0.95)
$0.67
$0.97
$0.92
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2


ROAA (%)
0.86
(1.47)
1.06
1.60
1.48
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2


Net Interest Margin (%)
3.48
3.44
3.57
3.75
3.70
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

Recent Core Earnings Performance

Core Net Income[1] ($000)


$5,557
$(11,037)
$5,841
$7,107
$6,328
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

Core Earnings Per Share (Diluted)[1]


$0.53
$(1.06)
$0.56
$0.68
$0.62
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

Core ROAA (%)[1]


0.84
(1.63)
0.89
1.13
0.99
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

Core Efficiency Ratio (%)[1]


69.62
67.17
66.54
64.51
63.21
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see appendix for additional details

Confidential

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction


2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
Citizens
Bancshares (LA)
2017
BOJ Bancshares (LA)
2019
Mainland Bank (TX)
2019
Bank of York (AL)
2020
PlainsCapital Bank
Branches (TX)
2021
Cheaha Financial
Group (AL)
Total Assets:
$2.6 Billion

Loan Portfolio – 2nd Quarter Update

- Loan yield of 4.60%
- Total Paycheck Protection Program (PPP) loans of $3.5 million
- Excluding PPP loans, total loans increased $48.7 million, or 2.6% (10.4% annualized), compared to the first quarter of 2022
- The total business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, increased $33.2 million, or 4.4% (17.6% annualized), compared to the first quarter of 2022



Farmland 0.8%
Multifamily 3.0%
Owner-Occupied Commercial Real Estate 23.0%
Nonowner-Occupied Commercial Real Estate 23.5%
1-4 Family Residential 19.8%
Construction & Development 11.2%
Commercial & Industrial 17.9%
Consumer & Other 0.8%

As of June 30, 2022

	Loan Portfolio Detail - Quarterly Lookback							
(Dollars in Thousands)	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Construction & Development	$206,751	$206,011	$190,816	$213,070	$215,247	$203,204	$201,221	$214,543
1-4 Family Residential	339,364	339,525	341,266	375,690	362,249	364,307	367,520	380,028
Multifamily	57,734	60,724	60,844	60,309	58,972	59,570	52,500	56,491
Farmland	26,005	26,547	24,145	22,263	21,376	20,128	18,296	15,676
Owner-Occupied Commercial Real Estate	379,490	375,421	399,393	438,590	432,898	460,205	436,763	440,714
Nonowner-Occupied Commercial Real Estate	404,748	436,974	430,487	445,125	435,575	436,172	471,447	451,108
Commercial & Industrial	392,955	394,497	380,534	370,203	335,008	310,831	314,093	343,355
Consumer & Other	22,633	20,619	18,485	22,570	19,333	17,595	15,603	14,480
Total Loans	**$1,829,680**	**$1,860,318**	**$1,845,970**	**$1,947,820**	**$1,880,658**	**$1,872,012**	**$1,877,444**	**$1,916,395**

Loan Loss Reserves / Total Loans



Loan Loss Reserves / Total Loans (%)
0.67
0.63
1.09
1.11
1.15
2018Y
2019Y
2020Y
2021Y
2022Q2

(Dollars in Thousands)	For the Year Ended 12/31/2018	12/31/2019	12/31/2020	12/31/2021	For the Three Months Ended 6/30/2022
Loan Loss Reserve					
Loan Loss Reserve - Beginning	$7,891	$9,454	$10,700	$20,363	$21,088
Charge-offs & Adj.	(1,185)	(800)	(1,754)	(22,636)	(131)
Recoveries	178	138	257	247	56
Provision	2,570	1,908	11,160	22,885	941
Loan Loss Reserve - Ending	**$9,454**	**$10,700**	**$20,363**	**$20,859**	**$21,954**

INVESTAR HOLDING CORPORATION

Asset Quality Trends

Nonperforming Assets ($000s)



$22,889
$33,600
$32,201
$29,142
$20,425
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

NPAs / Assets (%)



0.84
1.25
1.28
1.13
0.79
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

Net Charge-offs / Avg. Loans (%)



0.00
1.12
0.02
(0.04)
0.00
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

Reserves / NPLs (%)



97.8
62.4
70.6
82.1
128.9
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2

Deposit Transformation

Deposit Mix at June 30, 2021



Interest-bearing Demand 27.9%
Brokered 4.4%
Money Market 10.8%
Savings 7.7%
Time 23.4%
Noninterest-bearing Demand 25.8%

One Year Transformation

Deposit Mix at June 30, 2022



Interest-bearing Demand 31.4%
Money Market 11.8%
Savings 8.6%
Time 18.4%
Noninterest-bearing Demand 29.8%

	Deposit Composition - Quarterly Lookback							
(Dollars in Thousands)	2020Q3	2020Q4	2021Q1	2021Q2	2021Q3	2021Q4	2022Q1	2022Q2
Noninterest-bearing Demand	$452,070	$448,230	$515,487	$582,109	$597,452	$585,465	$614,416	$615,779
Interest-bearing Demand	473,819	496,745	564,128	630,829	658,743	650,868	710,914	647,277
Brokered Deposits	--	80,017	80,015	100,117	125,016	--	--	--
Money Market	179,133	186,307	200,744	243,058	264,846	255,501	276,112	243,795
Savings	139,153	141,134	154,131	174,385	174,953	180,837	182,532	176,760
Time	590,274	535,391	495,375	529,668	482,631	447,595	402,030	379,059
Total Deposits	**$1,834,449**	**$1,887,824**	**$2,009,880**	**$2,260,166**	**$2,303,641**	**$2,120,266**	**$2,186,004**	**$2,062,670**
Total Deposit Interest Rate[1]	**0.74%**	**0.58%**	**0.48%**	**0.38%**	**0.32%**	**0.22%**	**0.18%**	**0.17%**

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Confidential

Financial Profile

In $000s except for per share data	As of December 31					For the Three Months Ended			
	2017	2018	2019	2020	2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Balance Sheet									
Total Assets	$1,622,734	$1,786,469	$2,148,916	$2,321,181	$2,513,203	$2,696,048	$2,513,203	$2,572,708	$2,590,607
Total Loans	$1,258,779	$1,400,825	$1,691,975	$1,860,318	$1,872,012	$1,880,658	$1,872,012	$1,877,444	$1,916,395
Total Deposits	$1,225,237	$1,361,731	$1,707,706	$1,887,824	$2,120,266	$2,303,641	$2,120,266	$2,186,004	$2,062,670
Loans/Deposits	102.74%	102.87%	99.08%	98.54%	88.29%	81.64%	88.29%	85.88%	92.91%
Capital									
TCE / TA[(1)]	9.53%	9.20%	9.96%	9.22%	8.04%	7.24%	8.04%	7.51%	6.90%
TRBC Ratio	14.22%	13.46%	15.02%	14.71%	12.99%	12.82%	12.99%	13.29%	13.28%
Tier 1 Ratio	12.24%	11.59%	12.03%	11.36%	9.90%	9.71%	9.90%	10.21%	10.17%
Leverage Ratio	10.66%	9.81%	10.45%	9.49%	8.12%	7.60%	8.12%	8.53%	8.57%
Profitability Measures									
Net Interest Margin	3.39%	3.61%	3.51%	3.49%	3.53%	3.44%	3.57%	3.75%	3.70%
Non Interest Income/Average Assets	0.29%	0.26%	0.31%	0.53%	0.47%	0.58%	0.26%	0.93%	1.00%
Non Interest Expense/Average Assets	2.43%	2.48%	2.44%	2.51%	2.45%	2.42%	2.13%	2.44%	2.44%
Efficiency Ratio	69.80%	67.89%	67.81%	66.72%	65.79%	64.33%	60.10%	55.74%	54.85%
ROAA	0.62%	0.81%	0.85%	0.61%	0.31%	(1.47%)	1.06%	1.60%	1.48%
ROAE	5.65%	7.68%	8.21%	5.77%	3.22%	(15.56%)	11.40%	16.64%	16.40%
Diluted Earnings Per Share	$0.96	$1.39	$1.66	$1.27	$0.76	$(0.95)	$0.67	$0.97	$0.92
Net Income	$8,202	$13,606	$16,839	$13,889	$8,000	$(9,984)	$6,936	$10,103	$9,404
Asset Quality									
NPAs/Assets	0.46%	0.54%	0.30%	0.62%	1.28%	1.25%	1.28%	1.13%	0.79%
NCOs/Avg Loans	0.07%	0.08%	0.04%	0.08%	1.18%	1.12%	0.02%	(0.04%)	0.00%

[1] *Non-GAAP financial measure; please see appendix for additional details*

APPENDIX

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31						For the Three Months Ended			
	2016	2017	2018	2019	2020	2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Tangible common equity:										
Total stockholders' equity	$112,757	$172,729	$182,262	$241,976	$243,284	$242,598	$236,324	$242,598	$233,657	$219,369
Adjustments:										
Goodwill	(2,684)	(17,086)	(17,424)	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(550)	(2,840)	(2,363)	(4,903)	(4,088)	(3,948)	(4,195)	(3,948)	(3,716)	(3,492)
Tangible common equity	$109,523	$152,803	$162,475	$210,941	$211,052	$198,562	$192,041	$198,562	$189,853	$175,789
AOCI	(2,071)	(1,571)	(3,076)	1,891	1,805	1,163	1,399	1,163	(15,571)	(32,774)
Tangible common equity excluding AOCI	$111,594	$154,374	$165,551	$209,050	$209,247	$197,399	$190,642	$197,399	$205,424	$208,563
Common shares outstanding	7,101,851	9,514,926	9,484,219	11,228,775	10,608,829	10,343,494	10,343,416	10,343,494	10,310,212	10,024,997
Book value per common share	$15.88	$18.15	$19.22	$21.55	$22.93	$23.45	$22.85	$23.45	$22.66	$21.88
Tangible book value per common share	$15.42	$16.06	$17.13	$18.79	$19.89	$19.20	$18.57	$19.20	$18.41	$17.54
Tangible book value per common share excluding AOCI	$15.71	$16.22	$17.46	$18.62	$19.72	$19.08	$18.43	$19.08	$19.92	$20.80
Tangible assets:										
Total assets	$1,158,960	$1,622,734	$1,786,469	$2,148,916	$2,321,181	$2,513,203	$2,696,048	$2,513,203	$2,572,708	$2,590,607
Adjustments:										
Goodwill	(2,684)	(17,086)	(17,424)	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(550)	(2,840)	(2,363)	(4,903)	(4,088)	(3,948)	(4,195)	(3,948)	(3,716)	(3,492)
Tangible assets	$1,155,726	$1,602,808	$1,766,682	$2,117,881	$2,288,949	$2,469,167	$2,651,765	$2,469,167	$2,528,904	$2,547,027
Total stockholders' equity to total assets ratio	9.73%	10.64%	10.20%	11.26%	10.48%	9.65%	8.77%	9.65%	9.08%	8.47%
Tangible common equity to tangible assets ratio	9.48%	9.53%	9.20%	9.96%	9.22%	8.04%	7.24%	8.04%	7.51%	6.90%

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended						
	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Net Income	$ 4,540	$ 5,360	$ 5,688	$ (9,984)	$ 6,936	$ 10,103	$ 9,404
Less: Provision Expense	(2,400)	(400)	(114)	(21,713)	(658)	449	(941)
Less: Tax Expense	(1,196)	(1,430)	(1,485)	2,648	(1,642)	(2,600)	(2,459)
Pre-Tax, Pre-Provision Net Income	**$ 8,136**	**$ 7,190**	**$ 7,287**	**$ 9,081**	**$ 9,236**	**$ 12,254**	**$ 12,804**

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended							
	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Interest on Deposits	$3,404	$2,750	$2,302	$2,114	$1,854	$1,217	$976	$907
Average Interest-Bearing Deposits	$1,390,443	$1,442,711	$1,484,515	$1,677,471	$1,691,318	$1,597,556	$1,576,643	$1,498,354
Average Noninterest-Bearing Deposits	$445,725	$458,263	$466,531	$559,431	$581,397	$603,162	$586,556	$611,618
Average Total Deposits	$1,836,168	$1,900,974	$1,951,046	$2,236,902	$2,272,715	$2,200,718	$2,163,199	$2,109,972
Total Deposit Interest Rate	**0.74%**	**0.58%**	**0.48%**	**0.38%**	**0.32%**	**0.22%**	**0.18%**	**0.17%**

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended				
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Net interest income	$21,165	$21,548	$21,467	$21,821	$21,978
Provision for loan losses	114	21,713	658	(449)	941
Net interest income after provision	**$21,051**	**($165)**	**$20,809**	**$22,270**	**$21,037**
Noninterest income	4,082	3,914	1,681	5,866	6,378
Gain on call or sale of investment securities	(1,721)	-	-	(6)	-
Loss (gain) on sale or disposition of fixed assets	-	-	406	(373)	461
Loss (gain) on sale of other real estate owned, net	5	-	-	(41)	84
Swap termination fee income	-	(1,835)	-	(3,344)	(4,733)
Change in the fair value of equity securities	(91)	(48)	(10)	(11)	86
Core noninterest income	**$2,275**	**$2,031**	**$2,077**	**$2,091**	**$2,276**
Core earnings before noninterest expense	23,326	1,866	22,886	24,361	23,313
Total noninterest expense	17,960	16,381	13,912	15,433	15,552
Acquisition expense	(1,641)	(446)	-	-	-
Severance	-	(98)	(5)	(8)	-
Employee retention credit, net of consulting fees	-	-	1,759	-	-
Loss on early extinguishment of subordinated debt	-	-	-	-	(222)
Core noninterest expense	**$16,319**	**$15,837**	**$15,666**	**$15,425**	**$15,330**
Core earnings before income tax expense	**$7,007**	**$(13,971)**	**$7,220**	**$8,936**	**$7,983**
Core income tax expense	1,450	(2,934)	1,379	1,829	1,655
Core Net Income	**$5,557**	**$(11,037)**	**$5,841**	**$7,107**	**$6,328**

Non-GAAP Reconciliation

(Dollars in thousands)					
	For the Three Months Ended				
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Core basic earnings per common share	$0.53	$(1.06)	$0.56	$0.69	$0.62
Diluted earnings per common share (GAAP)	$0.53	$(0.95)	$0.67	$0.97	$0.92
Gain on call or sale of investment securities	(0.12)	-	-	-	-
Loss (gain) on sale or disposition of fixed assets	-	-	0.03	(0.03)	0.03
Loss (gain) on sale of other real estate owned, net	-	-	-	-	0.01
Swap termination fee income	-	(0.14)	-	(0.26)	(0.37)
Change in the fair value of equity securities	(0.01)	(0.01)	-	-	0.01
Acquisition expense	0.13	0.03	-	-	-
Severance	-	0.01	-	-	-
Employee retention credit, net of consulting fees	-	-	(0.14)	-	-
Loss on early extinguishment of subordinated debt	-	-	-	-	0.02
Core diluted earnings per common share	**$0.53**	**$(1.06)**	**$0.56**	**$0.68**	**$0.62**
Efficiency ratio	71.14%	64.33%	60.10%	55.74%	54.85%
Core efficiency ratio	69.62%	67.17%	66.54%	64.51%	63.21%
Core return on average assets	0.84%	(1.63%)	0.89%	1.13%	0.99%
Total average assets	2,650,050	2,686,712	2,595,211	2,560,831	2,553,849